Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Retains Craig-Hallum Capital Group

to Explore Divestiture of Non-Strategic Assets

FORT LAUDERDALE, FL, October 19, 2010 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that it has retained Craig-Hallum Capital Group LLC to assist management in exploring the divesture of certain non-strategic assets.

“As part of an ongoing review of our long-term strategic priorities, we initiated a process late this summer to explore the sale of our non-strategic assets,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “Divesting certain non-strategic assets will allow us to focus all of management’s attention and capital resources on our growing core meal delivery business and flagship ecommerce site. By taking these steps, we believe we are positioning eDiets to achieve strong revenue growth and positive EBITDA in 2011.”

There can be no assurance that a transaction will occur at all or on any particular terms.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

About Craig-Hallum Capital Group

Craig-Hallum was founded in 1997 and is a nationally recognized firm that is owned and operated by experienced professionals who have significant knowledge and expertise in each of our lines of business. The firm’s professionals are committed to excellence and the success of our corporate and institutional clients and understand that bringing value to our clients is critical to our own success. Craig-Hallum’s principal activities include research, institutional sales & trading, and investment banking.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about the Company including (i) expectations regarding our ability to continue the positive trend of growing meal delivery and ecommerce businesses, (ii) expectations regarding operational and financial performance in the fourth quarter of fiscal year 2010 and in fiscal year 2011 and (iii) our belief that the steps we are taking have positioned us to achieve strong revenue growth and positive EBITDA in 2011.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock, or through a sale of strategic assets;

•	our ability to accurately assess market demand for our products;

•	our ability to improve our meal delivery margin and its effect on total gross margins;

•	our ability to maintain compliance with applicable regulatory requirements;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels; and

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates.

These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

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